UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, Mr. Rodney L. Bell retired from his position as Senior Vice President and Chief Financial Officer of Forward Air Corporation (the “Corporation”), effective March 17, 2017. In connection with his retirement, on March 24, 2017, the Corporation and Mr. Bell entered into a Retirement and Release Agreement (the “Agreement”) that specifies the terms of his retirement from the Corporation and the benefits he is eligible to receive. Subject to his compliance with the post-separation covenants set forth in the Agreement, Mr. Bell will receive (i) a lump sum severance payment of $367,110, (ii) a pro-rata annual incentive for the 2017 fiscal year in the amount of $68,830, payable in a lump sum, (iii) a healthcare assistance payment in the amount of $16,300 and (iv) outplacement services not to exceed $20,000 in value, which benefits are consistent with the benefits provided by the Corporation’s Executive Severance and Change in Control Plan. In addition, under the Agreement, Mr. Bell provided a general release and waiver of claims against the Corporation and is subject to certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: March 29, 2017	By:	/s/ Michael J. Morris
Michael J. Morris
Chief Financial Officer, Senior Vice President and Treasurer